Exhibit 1

5,150,000 Shares

NCI, INC.

Class A Common Stock

UNDERWRITING AGREEMENT

October 20, 2005

LEGG MASON WOOD WALKER, INCORPORATED

RAYMOND JAMES & ASSOCIATES, INC.

ROBERT W. BAIRD & CO. INCORPORATED

STEPHENS INC.

As representatives of the several Underwriters

named in Schedule I hereto

c/o Legg Mason Wood Walker, Incorporated

100 Light Street

Baltimore, Maryland 21202

Ladies and Gentlemen:

NCI, Inc., a Delaware corporation (“NCI Delaware” or the “Company”) which is the parent of NCI Information Systems, Inc., a Virginia corporation (“NCI Virginia”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”), and the stockholders listed on Schedule II hereto (the “Selling Stockholders”) propose to sell to the several Underwriters, an aggregate of 5,150,000 shares (the “Firm Shares”) of the Class A common stock, par value $0.019 per share, of the Company (the “Class A Common Stock”), of which 4,800,000 shares are to be issued and sold by the Company (the “Company Firm Shares”) and 350,000 shares are to be sold by the Selling Stockholders (the “Selling Stockholder Firm Shares”). The Company also proposes to sell up to an additional 772,500 shares of Class A Common Stock (the “Option Shares”) to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”

The Company and the Underwriters agree that up to 144,000 of the Firm Shares (the “Reserved Shares”) shall be reserved for sale by the Underwriters to certain eligible employees of the Company and its subsidiaries and certain persons having business relationships with the Company (“Reserved Shares Participants”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rules and regulations. To the extent that such Reserved Shares are not orally confirmed for purchase, and subject to an agreement to purchase, by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the public offering contemplated hereby.

Each of the Selling Stockholders has executed and delivered a Custody Agreement and Power of Attorney in the form attached hereto as Exhibit C (collectively, the “Custody Agreement and Power of Attorney”) pursuant to which the Selling Stockholders have placed their Firm Shares in custody and appointed the person(s) designated therein with authority to execute and deliver this Agreement on behalf of the Selling Stockholders and to take certain other actions with respect thereto and hereto.

The Company and the Selling Stockholders confirm as follows their respective agreements with the Representatives and the several other Underwriters:

1(a). The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(i) A registration statement on Form S-1 (File No. 333-127006) in respect of the Shares and one or more pre-effective amendments thereto (together, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”); the Company has satisfied the conditions for use of Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), as set forth in the general instructions thereto; the Initial Registration Statement and any post-effective amendment thereto that has been filed, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; and all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(ii) (1) at the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (as defined herein) (and, if any Option Shares are purchased, at each Option Closing Date (as defined herein)), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter or Legg Mason Wood Walker, Incorporated (“Legg Mason”) expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b). No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission. No document has been prepared or delivered in reliance on Rule 434 under the Securities Act. Each Preliminary Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iii) The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Common Stock, and such registration statement has been declared effective.

(iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all requisite power and authority (corporate and other) to own, lease, manage and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns, leases or manages properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, assets, rights, operations, management, shareholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business (a “Material Adverse Effect”).

(v) The only subsidiaries (as defined in Rule 405 under the Securities Act) of the Company are the subsidiaries listed on Schedule III to this Agreement (individually, a “Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns, leases or manages properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock (or other equity interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in any Subsidiary.

(vi) All of the Company’s issued and outstanding capital stock has been duly authorized, validly issued and is fully paid and non-assessable, and the Company’s outstanding classes of capital stock, including, without limitation, the Class A Common Stock, and the capitalization (authorized and outstanding) of the Company conform in all material respects to the descriptions thereof and the statements made with respect thereto in the Registration Statement and the Prospectus as of the date set forth therein under “Capitalization” and “Description of Capital Stock.” None of the issued and outstanding shares of the Company’s capital stock including, without limitation, the Class A Common Stock, have been issued in violation of any preemptive or other rights to subscribe for or purchase shares of capital stock of the Company. Other than as described in the Registration Statement, there are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of the Company, nor any agreements or commitments to issue any of the same, and there are no preemptive or other rights to subscribe for or to purchase, and no restrictions upon the voting or transfer of, any capital stock of the Company pursuant to the Company’s certificate of incorporation or bylaws or any agreement or other instrument to which the Company is a party. All offers and sales of the Company’s capital stock prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Securities Act, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws. The form of certificates for the Shares complies with the corporate laws of the State of Delaware.

(vii) The Shares (A) to be issued and sold by the Company have been duly and validly authorized for issuance by the Company and the Company has the corporate power and authority to issue, sell and deliver the Company Firm Shares and the Option Shares to the Underwriters and (B) to be sold by the Selling Stockholders to the Underwriters have been duly authorized and are validly issued, fully paid and non-assessable; and when the Shares are delivered against payment therefor as provided by this Agreement, the Shares will be validly issued, fully paid and non-assessable, and will not be subject to any preemptive or similar rights. All corporate action required to be taken by the stockholders or the Board of Directors of the Company for the authorization, issuance and sale of the Company Firm Shares and the Option Shares has been duly and validly taken. The Shares conform in all material respects to the description of the Class A Common Stock set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Stock.”

(viii) The Company has all corporate power, authority, authorizations, approvals, orders, licenses, certificates and permits necessary to (A) enter into this Agreement and to carry out the provisions and conditions hereof, including, but not limited to, the issuance and delivery of the Shares to the Underwriters as provided herein and (B) perform the transactions contemplated by the Registration Statement and the Prospectus under “Prospectus Summary—Transactions Prior To Offering.” This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The transactions contemplated by the Registration Statement and the Prospectus under “Prospectus Summary—Transactions Prior To Offering” have been duly and validly authorized by each of NCI Virginia and NCI Delaware.

(ix) The offer, issue, sale or delivery of the Shares, the execution, delivery or performance of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated and in the Registration Statement and Prospectus, including, without limitation, the transactions described under “Prospectus Summary—Transactions Prior To Offering,” (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except where such a conflict, breach, violation or default would not have a Material Adverse Effect, (B) will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the

Subsidiaries or an acceleration of indebtedness pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except where such a lien, charge, encumbrance or acceleration would not have a Material Adverse Effect, and (C) will not result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or, except as would not have a Material Adverse Effect, in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or such as may be required by the NASD (including in connection with the listing requirements of NASDAQ (as defined below) and NASD Rules of Fair Practice) and such other approvals as have been obtained.

(x) Ernst & Young LLP, who have certified certain financial statements of the Company and the Subsidiaries are an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations. The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. The pro forma financial statements of the Company and the Subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The backlog data included in the Registration Statement and the Prospectus are complete and accurate in all material respects and present fairly, in all material respects, the information shown therein; the assumptions used in the preparation of the backlog data included in the Registration Statement and Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements, schedules or data of the Company and its Subsidiaries are required by the Securities Act or the Rules and Regulations to be included or incorporated by reference in the Registration Statement or Prospectus.

(xi) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there has not been any change in the capital stock (or other equity interests) or long-term debt of the Company or any of the Subsidiaries, (2) there has not been any Material Adverse Effect, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise, (4) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of the Subsidiaries on any class of their capital stock (or other equity interests), in each case, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, (5) there have been no issuances or grants by the Company or any Subsidiary of any securities or interests or rights to acquire its capital stock (or other equity interests) other than in connection with the exercise of any outstanding options or warrants which are reflected in the Registration Statement and the Prospectus, and (6) there have been no transactions between the Company or any Subsidiary with an affiliate of the Company (as the term “affiliate” is defined in Rule 405 promulgated by the Commission pursuant to the Securities Act), which would otherwise be required to be disclosed in the Registration Statement and the Prospectus.

(xii) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents), or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, including without limitation, the Federal Acquisition Regulations (the “FAR”) and supplements and the Truth in Negotiations Act, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect.

(xiii) The Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of, or default under, any such lease. Each of the leases to which the Company or any Subsidiary is a party is substantially of the same character and has terms no more materially burdensome or disadvantageous to the Company or such Subsidiary than those contained in the leases made available to the Representatives in connection with their legal due diligence review of the Company and its Subsidiaries.

(xiv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property, officers or personnel of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(xv) The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (including without limitation security clearances issued to the Company, each Subsidiary and any relevant employees thereof) (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits.

(xvi) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively, “Intellectual Property”) material to carrying on their businesses as described in the Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect.

(xvii) There is no material unfair labor practice complaint pending against the Company or, to the Company’s knowledge, threatened against it before the National Labor Relations Board or any state or local labor relations board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or, to its knowledge, threatened against it. No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect. The Company has not received written notice that (i) any executive, key employee or significant group of employees of the Company plans to terminate employment with the Company or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company.

(xviii) The Company and each Subsidiary (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary relating to Occupational Laws.

(xix) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes; all such insurance is outstanding and duly in force on the date hereof; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xx) The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) costs are recorded and allocated in compliance with the FAR and the state and local equivalents of the FAR, if any, including, but not limited to, applicable cost accounting standards specified thereunder.

(xxi) All United States federal income tax returns of the Company (including all predecessors of the Company) and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company (including all predecessors of the Company) and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(xxii) There are no statutes, regulations, contracts, agreements or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required. The contracts so described or otherwise described in the Prospectus or filed as exhibits to the Registration Statement are in full force and effect on the date hereof (assuming due execution and delivery of this Agreement by the Underwriters), and neither the Company or any Subsidiary nor, to the Company’s knowledge, any other party is in material breach of or default under any of such contracts. The Company has not received any written notice of such default or breach. The descriptions of such contracts in the Prospectus and the Registration Statement are true summaries thereof and fairly present, in all material respects, the information purported to be summarized. All such agreements to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or a Subsidiary, constitute valid and binding agreements of the Company or a Subsidiary (assuming due execution and delivery of this Agreement by the Underwriters), and are enforceable against the Company or a Subsidiary in accordance with the terms thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, or by general equitable principles.

(xxiii) Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment

(including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of the Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of the Subsidiaries is in violation of any Environmental Law; (B) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law; and (C) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of the Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law.

(xxiv) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption.

(xxv) Except as described in Initial Registration Statement, there are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(xxvi) Neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus, the Company will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxvii) The Company has not distributed any offering materials in connection with the offering and sale of the Shares, other than the Registration Statement, any Preliminary Prospectus, the Prospectus or any other offering materials permitted by the Securities Act and approved by the

Representatives; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.

(xxviii) None of the Company or any Subsidiary nor, to the Company’s knowledge, any officer, director, employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary, or received or retained any funds, in violation of any law, rule or regulation, or which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

(xxix) Except for the shares of capital stock or other equity interests of each of the Subsidiaries, neither the Company nor any of the Subsidiaries owns any share of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association, limited liability company, joint venture or other entity other than as reflected in the consolidated financial statements included in the Registration Statement and the Prospectus.

(xxx) As of the date of the Prospectus, neither the Company nor any of the Subsidiaries currently has any probable acquisitions for which disclosure of pro forma financial information would be required by the Securities Act or the Rules and Regulations.

(xxxi) The Common Stock to be sold by the Company has been approved for quotation by the National Association of Securities Dealers Automated Quotations National Market (the “NASDAQ”) upon official notice of issuance.

(xxxii) To the Company’s knowledge, no officer, director or beneficial owner of five percent (5%) or more of the Common Stock of the Company has any affiliation or association with the NASD or any member thereof.

(xxxiii) No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary (or any partner, affiliate or associate of any of the foregoing persons or entities) on the other hand, which is required to be described in the Prospectus which is not so described.

(xxxiv) There are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder’s, consulting or origination fee with respect to the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or any Subsidiary, or any of their respective officers, directors, stockholders, partners, employees or affiliates on behalf of the Company or any Subsidiary that may affect the Underwriter’s compensation, as determined by the NASD, other than as described in the Prospectus.

(xxxv) The Company has obtained written agreements and delivered such agreements to the Representatives as of the date hereof (“Lock-Up Agreements”) to the effect and in substantially the form attached hereto as Exhibit B from each of its directors, director nominees, executive officers and stockholders named on Schedule IV.

(xxxvi) The increased level of general and administrative expenses that the Company will incur as a function of the transactions contemplated by this Agreement and the Registration Statement and Prospectus and the Company’s being subject to the periodic reporting requirements of the

Exchange Act will not materially adversely affect the Company’s ability to obtain and enter into contracts with U.S. federal government customers or otherwise result in a Material Adverse Effect.

(xxxvii) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(xxxviii) The Company has taken reasonable steps to be in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and is actively taking reasonable steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

(xxvii) The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Rules and Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(b) Each Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date.

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Custody Agreement and Power of Attorney and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Custody Agreement and Power of Attorney and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.

(ii) This Agreement and the Custody Agreement and Power of Attorney have each been duly authorized, executed and delivered by such Selling Stockholder; and the Custody Agreement and Power of Attorney constitutes the legal, valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, assuming, in the case of the Custody Agreement, the due execution and delivery by each other party thereto and except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, or by general equitable principles.

(iii) The sale of the Shares to be sold by such Selling Stockholder hereunder, the execution of this Agreement and the Custody Agreement and Power of Attorney by such Selling Stockholder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the Custody Agreement and Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares to be sold by such Selling Stockholder hereunder or the consummation by such Selling Stockholder of the transactions contemplated by this Agreement and the Custody Agreement and Power of Attorney, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as (A) may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (B) may be required by the NASD (including in connection with NASDAQ listing requirements and NASD Rules of Fair Practice) or (C) have been obtained.

(iv) Such Selling Stockholder has, and immediately prior to the Closing Date will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder on such date free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(vi) There are no legal or governmental proceedings pending to which such Selling Stockholder is a party or of which any property of such Selling Stockholder is the subject which, if determined adversely to such Selling Stockholder, individually or in the aggregate, would prevent or impair the consummation of the transactions contemplated by this Agreement.

(vii) Any certificate signed by, or on behalf of, such Selling Stockholder delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

2(a). Subject to the terms and conditions set forth herein, (i) each of the Company and each Selling Stockholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price per share of $9.765 (the “Purchase Price”), the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company or the Selling Stockholders as set forth opposite the name of the Company or the Selling Stockholders in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Stockholders hereunder and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying (x) the number of Option Shares as to which such election shall have been exercised and (y) the fraction set forth in clause (i) above.

(b) The Company hereby grants to the Underwriters the right to purchase at their election up to 772,500 Option Shares, at the Purchase Price, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representatives to the Company, given within a period of thirty (30) calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Company otherwise agree in writing, earlier than two (2) or later than ten (10) business days after the date of such notice.

(c) Certificates in negotiable form for the Shares to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under the Custody Agreement and Power of Attorneys made with the Company, as custodian (“Custodian”). Each Selling Stockholder agrees that the shares represented by the certificates held in custody for such Selling Stockholder under such Custody Agreement and Power of Attorney are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable and that the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death of the Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If such Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Shares hereunder, certificates for such Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

3. It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4(a). The Company will deliver the Firm Shares to the Representatives for the accounts of the Underwriters, against payment of the Purchase Price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company, in the case of Firm Shares sold by the Company, and to or on behalf of the Selling Stockholders, under instructions from the Company as the Custodian, in the case of Firm Shares sold by the Selling Stockholders, at the office of Legg Mason, 100 Light Street, Baltimore, Maryland 21202, at 10:00 A.M., Baltimore time, on October 26, 2005, or at such other place and time not later than seven (7) full business days thereafter as Legg Mason and the Company determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares. The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Legg Mason, or such other place as Legg Mason and the Company shall determine, at least twenty-four (24) hours prior to the Closing Date.

(b) Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date,” which may be the Closing Date, shall be determined by the Representatives as provided above. The Company will deliver the Option Shares being purchased on each Option Closing Date to the Representatives for the accounts of the Underwriters, against payment of the Purchase Price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company, at the above office of Legg Mason, or such other place as Legg Mason and the Company shall determine, at 10:00 A.M., Baltimore time on the applicable Option Closing Date. The certificates for the Option Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Legg Mason, or such other place as Legg Mason and the Company shall determine, at least twenty-four (24) hours prior to such Option Closing Date.

5. The Company covenants and agrees with each of the Underwriters as follows:

(a) The Company, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) The Company will use its reasonable best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

(d) The Company has furnished or will deliver to the Representatives, without charge, five (5) signed copies of the Initial Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also, upon the Representatives’ request, deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

(g) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives as soon as practicable, but not later than forty-five (45) days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the heading “Use of Proceeds.”

(i) The Company will use its reasonable best efforts to effect and maintain the listing for quotation of the Common Stock (including the Shares) on the NASDAQ or such other national securities exchange.

(j) During a period of one hundred eighty (180) days from the date of the Prospectus, the Company will not, without the prior written consent of Legg Mason, offer, sell, contract to sell (including any short sale), pledge, hypothecate, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, directly or indirectly, any shares of Class A Common Stock or securities convertible into or exchangeable or exercisable for any shares of Class A Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Class A Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, other than (1) the Shares to be sold hereunder, (2) the issuance of options to acquire shares of Class A Common Stock granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended, (3) the issuance of shares of Class A Common Stock upon the exercise of any such options or (4) the issuance of shares of Class A Common Stock as consideration for an acquisition of another person by the Company, directly or indirectly, by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of the other person or 51%, more of the voting power of the other person or 51% or more of the equity ownership of the other person; provided that no such acquisition, consolidation, merger, purchase or reorganization, individually or together with any other transaction or transactions, would result in the issuance of shares of Class A Common Stock having a value in excess of $10,000,000.

(k) The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(l) The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.

(m) During a period of five years from the effective date of the Registration Statement, the Company will furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

(n) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(o) The Company will use its best efforts to ensure that the Reserved Shares will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of 30 days following the date of this Agreement. The Underwriters will notify the Company as to which persons, if any, will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with, or as a result of, such release.

(p) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of Shares in such a manner as would require the Company to register as an “investment company” under the Investment Company Act.

6. Each Selling Stockholder covenants and agrees with each of the Underwriters as follows:

(a) Such Selling Stockholder will deliver to the Representatives, prior to or at the Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibilities Act of 1982 with respect to the transactions contemplated by this Agreement.

(b) Such Selling Stockholder will advise the Underwriters promptly of the happening of any event known to the Selling Stockholder during any period in which a prospectus relating to the Shares is required to be delivered under the Securities Act which, in the judgment of the Selling Stockholder, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

7. Whether or not the transactions contemplated by this Agreement are consummated, (a) the Company covenants and agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (not to exceed $10,000); (v) all fees and expenses in connection with listing the Class A Common Stock (including the Shares) for quotation on the NASDAQ; (vi) the filing fees incident to any required review by the NASD of the terms of the sale of the Shares; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; and (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares; and (b) each Selling Stockholder covenants and agrees to pay or cause to be paid all expenses incident to the performance of the Selling Stockholder’s obligations under this Agreement which are not otherwise specifically provided for in this Section 7, including (i) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder and (ii) the fees, disbursements and expenses of the Selling Stockholder’s counsel and other advisors, if any.

8. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Baltimore time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b) The respective representations and warranties of the Company and the Selling Stockholders contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, except representations and warranties that expressly speak as of an earlier date, which are true and correct only on and as of the date indicated, and each of the Company and the Selling Stockholders shall have complied, in all material respects, with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading or (ii) any intended or potential downgrading in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock (or other equity interests) or long-term debt of the Company or any Subsidiary or (2) there shall not have been any Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

(e) the Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, (i) a certificate of two (2) executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representatives, to the effect (1) set forth in Sections 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and 8(c), (2) that none of the situations set forth in clause (i) or (ii) of Section 8(d) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission, and (ii) a certificate of the Selling Stockholders, satisfactory to the Representatives, to the effect set forth in Section 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Selling Stockholders).

(f) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby and by the Registration Statement and Prospectus including, without limitation, the transactions contemplated by and described under “Prospectus Summary — Transactions Prior To Offering,” shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(g) On the Closing Date or Option Closing Date, as the case may be, Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company, shall have furnished to the Representatives their favorable written opinion on behalf of the Company, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel for the Underwriters may reasonably request.

(h) On the effective date of the Registration Statement and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement, Ernst & Young LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(i) On the Closing Date or Option Closing Date, as the case may be, the Representatives shall have received from Ernst & Young LLP a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 8(h), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(j) On the Closing Date or Option Closing Date, as the case may be, DLA Piper Rudnick Gray Cary US LLP, counsel for the Underwriters, shall have furnished to the Representatives their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(k) The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing for quotation on the NASDAQ, subject to official notice of issuance.

(l) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(m) The Representatives shall have received the Lock-Up Agreements referenced in Section 1(a)(xxxv), and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(n) On or prior to the Closing Date or Option Closing Date, as the case may be, the Company and each Selling Stockholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by the Representatives by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 12.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to DLA Piper Rudnick Gray Cary US LLP, counsel for the Underwriters.

9(a). The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure or alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case (A) to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter or Legg Mason expressly for use therein or (B) if the untrue statement, alleged untrue statement, omission or alleged omission is corrected so as to comply with all applicable securities laws in an amendment or supplement to the applicable document and the Underwriter seeking indemnification has previously been furnished with sufficient copies of the applicable document as so amended or supplemented, and thereafter fails to deliver the amended or supplemented document as required by the Securities Act.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Selling Stockholders, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use therein.

(c) Each Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished by the Selling Stockholder to the Company.

(d) Promptly after receipt by an indemnified party under Section 9(a), 9(b) or 9(c) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9 unless such party has been materially prejudiced). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest that would prevent counsel for the indemnifying party from also representing the indemnified party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 9(a), shall be selected by Legg Mason. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, no indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) (i) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a), 9(b) or 9(c) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(ii) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(iii) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the parties to this Agreements contained in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds ten percent (10%) of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Shares by other persons are not made within thirty-six (36) hours after such default, this Agreement will terminate, subject to the provisions of Section 12, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 12, in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York or Maryland shall have been declared by Federal, New York State or Maryland State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares, (e) in the judgment of the Representatives there shall have occurred any Material Adverse Effect, or (f) there shall have been sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 12 hereof.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Selling Stockholders, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 8, 10 or 11 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 7, the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 9 and the provisions of Sections 12, 13 and 16 shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5 and Section 6 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 8 or otherwise because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholders shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

13. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholders and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

14. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o Legg

Mason Wood Walker, Incorporated, 100 Light Street, Baltimore, Maryland 21202 (fax no.: 410-454-4607); Attention: Michael A. Gilbert. Notices to the Company shall be given to it at NCI, Inc., 11730 Plaza America Drive, Reston, Virginia 20190 (fax no.: 703-707-6901); Attention: President. Notices to the Selling Stockholders shall be given to the Custodian at NCI, Inc., 11730 Plaza America Drive, Reston, Virginia 20190, (fax no.: 703-707-6901); Attention: President.

16. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

18. The parties hereby submit to the jurisdiction of and venue in the state and federal courts located in the City of Baltimore, Maryland in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Stockholders and the Underwriters.

Very truly yours,

NCI, INC.

By:	/s/ Michael W. Solley
Name:	Michael W. Solley
Title:	President

SELLING STOCKHOLDERS

By:	/s/ Michael W. Solley
Attorney-in-Fact

Accepted as of the date hereof:

LEGG MASON WOOD WALKER, INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.
ROBERT W. BAIRD & CO. INCORPORATED STEPHENS INC.

By:	LEGG MASON WOOD WALKER, INCORPORATED

	By:	/s/ Edwin J. Bradley, Jr.
	Name:	Edwin J. Bradley, Jr.
	Title:	Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
Legg Mason Wood Walker, Incorporated	1,911,000
Raymond James & Associates, Inc.	1,683,500
Robert W. Baird & Co. Incorporated	546,000
Stephens Inc.	409,500
A.G. Edwards & Sons, Inc.	75,000
Adams, Harkness, Inc.	75,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	75,000
Friedman, Billings, Ramsey & Co. Inc.	75,000
Jefferies & Company, Inc.	75,000
Johnston, Lemon & Co. Incorporated	75,000
Stifel, Nicolaus & Company, Incorporated	75,000
Wachovia Capital Markets, LLC	75,000

Total	5,150,000

SCHEDULE II

Selling Stockholders

Name	Number of Shares
Linda J. Allan	130,948
Estate of Norris B. Carter	219,052

Total	350,000

SCHEDULE III

Subsidiaries

NCI Information Systems, Inc.

Scientific & Engineering Solutions, Inc.

SCHEDULE IV

List of Persons Signing the Lock-Up Agreement

Charles K. Narang

Michael W. Solley

Judith L. Bjornaas

Terry W. Glasgow

Linda J. Allan

James P. Allen

John E. Lawler

Paul V. Lombardi

J. Patrick McMahon

Daniel R. Young

EXHIBIT A

Custody Agreement and Power of Attorney

A - 1

EXHIBIT B

Lock-up Agreement

NCI, INC.

11730 Plaza America Drive

Reston, Virginia 20190

LEGG MASON WOOD WALKER, INCORPORATED

RAYMOND JAMES & ASSOCIATES, INC.

ROBERT W. BAIRD & CO. INCORPORATED

STEPHENS INC.

c/o Legg Mason Wood Walker, Incorporated

100 Light Street

Baltimore, Maryland 21202

Re:	Agreement Not to Sell NCI, Inc. Stock (this “Agreement”)

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among NCI, Inc., a Delaware corporation (the “Company”), the several underwriters named therein (the “Underwriters”) and the selling stockholders named therein. As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering (the “Offering”) of shares of the Company’s Class A Common Stock, par value $0.019 per share (“Class A Common Stock”), pursuant to a Registration Statement on Form S-1, the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Class A Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell (including any short sale), pledge, hypothecate, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, directly or indirectly, any shares of Class A Common Stock or securities convertible into or exchangeable or exercisable for any shares of Class A Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Class A Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Legg Mason Wood Walker, Incorporated. In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, without the prior written consent of Legg Mason Wood Walker, Incorporated: (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party. Notwithstanding the foregoing, if (x) during the last 17 days prior to expiration of the 180-day period specified above, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period; then the restrictions imposed in this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

B - 1

Any Class A Common Stock received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Class A Common Stock acquired by the undersigned in the open market on or after the Public Offering Date (pursuant to a “friends and family” or directed share program or otherwise) will also be subject to this Agreement. A transfer of Class A Common Stock to a family member or a trust for the benefit of the undersigned or a family member may be made, provided the transferee agrees in writing to be bound by the terms of this Agreement as if it were a party hereto.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Class A Common Stock if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such shares of Class A Common Stock owned or beneficially owned by the undersigned.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. It is understood that if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than any provisions thereof that survive termination) shall terminate or be terminated prior to consummation of the Offering, the undersigned will be automatically released, without further action by you or the undersigned, from all obligations under this Agreement. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before December 31, 2005.

Very truly yours,

Printed Name:

Date:

B - 2

EXHIBIT C

FORM OF OPINION

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise;

(ii) Each Subsidiary has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or other organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and, except as otherwise described in the Prospectus, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(iii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights;

(iv) The Shares to be sold by the Company under the Agreement have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights;

(v) The Agreement has been duly authorized, executed and delivered by the Company;

(vi) The issuance and sale of the Shares to be sold by the Company under the Agreement, the execution of the Agreement by the Company and the compliance by the Company with all of the provisions of the Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws, (or other organization documents) of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body known to such counsel after reasonable investigation having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by the Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(vii) Other than as set forth in the Prospectus, to such counsel’s knowledge after reasonable investigation, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is or could be a party or of which any property of the Company or any of the Subsidiaries is or could be the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by the Agreement, or which are required to be described in the Registration Statement or the Prospectus; and, to such counsel’s knowledge after reasonable investigation, no such proceedings are threatened or contemplated by governmental authorities or others;

(viii) The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940;

(ix) The information in the Prospectus under the captions “Prospectus Summary – Transactions Prior To Offering,” “Business - Legal Proceedings,” “Business - Property,” “Management - Employee Benefit Plans,” “Shares Eligible for Future Sale” and “Description of Capital Stock,” insofar as it constitutes matters of law, summaries of legal matters or documents, summaries of the Company’s charter or articles of incorporation and by-laws or legal proceedings, or legal conclusions is correct in all material respects;

(x) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b); and to such counsel’s knowledge after reasonable investigation, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(xi) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Closing Date or Option Closing Date, as the case may be (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

In addition, such counsel shall state that, although they are not passing upon and do not assume any responsibility for nor have they independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent set forth in opinions (iii), (iv) and (ix) above, in connection with the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with representatives and counsel of the

Representatives and with certain officers and employees of, and counsel and independent certified public accountants for, the Company, at which conferences the contents of the Registration Statement, the Prospectus and related matters were discussed, and such counsel advises the Representatives that nothing has come to such counsel’s attention that would lead such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Closing Date or Option Closing Date, as the case may be (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion), contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date or Option Closing Date, as the case may be (other than the financial statement, related schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Closing Date or Option Closing Date, as the case may be, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date or Option Closing Date, as the case may be (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.